Exhibit 1.1

NEXPOINT SECURITIES, INC.

DEALER MANAGER AGREEMENT

January 30, 2025

NexPoint Securities, Inc.

200 Crescent Court, Suite 700

Dallas, Texas 75201

RE:	NexPoint Diversified Real Estate Trust

Ladies and Gentlemen:

NexPoint Diversified Real Estate Trust (the “Company”) is a Delaware statutory trust qualified to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2021. The Company proposes to offer (the “Offering”) up to 16,000,000 shares of the Company’s Series B Cumulative Redeemable Preferred Shares, par value $0.001 per share (“Shares”). The offering also covers the Company’s common shares, par value $0.001 per share that may be issuable upon redemption of the Shares. Each Share will be sold at a public offering price of $25.00 per share.

Upon the terms and subject to the conditions contained in this Dealer Manager Agreement (this “Agreement”), the Company hereby appoints NexPoint Securities, Inc., a Delaware corporation (the “Dealer Manager”), to act as the exclusive dealer manager for the Offering, and the Dealer Manager desires to accept such engagement, and the Company and the Dealer Manager agree as follows:

1.	Representations And Warranties Of The Company. The Company hereby represents, warrants and agrees, as of the date of this Agreement and on each Effective Date (as defined below) as follows:

(a)

Registration Statement and Prospectus. In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); and one or more amendments to such Registration Statement have been or may be so prepared and filed. The Registration Statement and the Prospectus contained therein, as finally amended on the date the registration statement was declared effective by the Commission (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that:

(i)

if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission; and

(ii)

if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed.

As used herein, the terms “Registration Statement” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

As used in this Agreement, unless explicitly stated otherwise, (i) the term “Registration Statement” means, at any given time, the registration statement listed on Schedule 1, as such Schedule 1 may be amended from time to time, as such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto) and (ii) the term “Prospectus” means, at any given time, a prospectus contained in, or that supplements or amends, the registration statement listed on Schedule 1.

(b)	Compliance With the Securities Act. As of each Effective Date or filing date, as applicable:

(i)

the Registration Statement, the Prospectus and any amendments or supplements thereto have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”);

(ii)

the Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1(b) will not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that are based upon written information furnished to the Company by the Dealer Manager expressly for use in the “Plan of Distribution” section of Registration Statement or Prospectus; and

(iii)

the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they are hereafter filed with the Commission, will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Effective Date of each post-effective amendment to the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)	Securities Matters. There has not been:

(i)	any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information;

(ii)

any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose; or

(iii)

any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose.

The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities with respect to the Offering and the sale of the Shares.

(d)

Corporate Status and Good Standing. The Company is a Delaware statutory trust duly organized and validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(e)

Authorization of Agreement. This Agreement is duly authorized, executed and delivered by or on behalf of the Company and, assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

(f)

Absence of Conflict or Default. The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under:

(i)	the Company’s or any of its subsidiaries’ Agreement and Declaration of Trust, bylaws, or other organizational documents, as the case may be;

(ii)

any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE (as defined below in this Section 1(f)); or

(iii)

any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties, except for such conflicts, breaches or defaults that do not result in and would not reasonably be expected to result in, individually or in the aggregate, a Company MAE.

No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement or for the consummation by the Company of any of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, or as may be required under the Financial Industry Regulatory Authority, Inc. (“FINRA”) or state securities or applicable blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur). Neither the Company nor any of its subsidiaries is in violation of its Agreement and Declaration of Trust, bylaws or other organizational documents, as the case may be, that would reasonably be expected to result in a Company MAE.

As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that has, or could reasonably be expected to, have a materially adverse effect on the condition, business, properties, assets, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Shares.

(g)

Actions or Proceedings. As of the initial Effective Date, except as disclosed in the Company’s filings with the Commission, there are no actions, suits or proceedings against, or investigations of, the Company or its subsidiaries pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal:

(i)	asserting the invalidity of this Agreement;

(ii)	seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement;

(iii)	that would reasonably be expected to result in a Company MAE; or

(iv)	seeking to affect adversely the federal income tax attributes of the Shares except as described in the Prospectus.

The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the initial Effective Date.

(h)	Escrow Agreement. The Company will enter into an escrow agreement (the “Escrow Agreement”) with UMB Bank, National Association (the “Escrow Agent”).

(i)

Sales Literature. Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” or institutional material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Any and all Approved Sales Literature, when used in connection with the Prospectus, did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)

Authorization of Shares. The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform in all material aspects to the description thereof contained in the Prospectus.

(k)

Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Shares have been or will be paid when due.

(l)

Investment Company. The Company is not, and neither the offer or sale of the Shares nor any of the activities of the Company will cause the Company to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(m)

Tax Returns. The Company has filed or will file all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such material taxes, except those being contested in good faith, indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

(n)

REIT Qualifications. The Company made a timely election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) beginning with its taxable year ended December 31, 2021. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The Company’s planned method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(o)

Independent Registered Public Accounting Firm; Financial Reporting. The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm as required by the Securities Act and the Securities Act Rules and Regulations. Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States (“GAAP”), including, without limitation:

(i)	transactions are executed in accordance with management’s general or specific authorizations;

(ii)	transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;

(iii)	access to assets is permitted only in accordance with management’s general or specific authorizations; and

(iv)	the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Except as described in the Registration Statement, and the Company’s filings with the Commission, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting, it being understood that the Company is not required as of the date hereof to comply with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”).

The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(p)

Preparation of the Financial Statements. The financial statements, together with the notes thereto, filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or any applicable Prospectus.

(q)

Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, or in the Company’s filings with the Commission, there has not occurred a Company MAE, whether or not arising in the ordinary course of business.

(r)

Properties. Except as otherwise disclosed in the Prospectus and except as would not result in, individually or in the aggregate, a Company MAE, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title.

2.	Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company as of the date of this Agreement and on each Effective Date that:

(a)

Organization Status. The Dealer Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)

Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

(c)

Absence of Conflict or Default. The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Dealer Manager do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under:

(i)	its organizational documents;

(ii)	any indenture, mortgage, deed of trust or lease to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject; or

(iii)

any statute, rule, regulation or order of any court or other governmental agency or body having jurisdiction over the Dealer Manager or its assets, properties or operations,

except in the case of clause (ii) or (iii) for such conflicts, breaches or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager.

(d)

Broker-Dealer Registration; FINRA Membership. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement. Moreover, the Dealer Manager’s employees and representatives have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(e)

The information in the “Plan of Distribution” section of the Prospectus insofar as it relates to the Dealer Manager, furnished to the Company by the Dealer Manager in writing specifically for use in the Registration Statement, any preliminary Prospectus or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.

Offering and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and exclusive distributor to solicit and to retain the Participating Broker-Dealers (as defined in Section 3(a)) to solicit subscriptions for the Shares at the subscription price to be paid in cash. Upon the terms and subject to the conditions set forth in this Agreement, the Dealer Manager hereby accepts such agency and exclusive distributorship and agrees to use its reasonable best efforts to sell or cause to be sold the Shares in such quantities and to such persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement.

The Dealer Manager shall do so during the period commencing on the date of this Agreement and ending on the earliest to occur of the following: (1) the acceptance by the Company of subscriptions for the amount offered in the Offering; (2) the termination of this Agreement; and (3) the liquidation or dissolution of the Company.

The number of Shares, if any, to be reserved for sale by each Participating Broker-Dealer may be determined by mutual agreement, from time to time, by the Dealer Manager and the Company. In the absence of such determination, the Company shall, subject to the provisions of Section 3(b), accept subscriptions based upon a first-come, first accepted reservation or other similar method. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Shares for its own account and, in soliciting purchases of Shares, the Dealer Manager shall act solely as the Company’s agent and not as an underwriter or principal.

(a)

Participating Broker-Dealers. The Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and other securities dealers the Dealer Manager may retain (collectively the “Participating Broker-Dealers”); provided, however, that:

(i)

the Dealer Manager reasonably believes that all Participating Broker-Dealers are registered with the Commission, members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Shares; and

(ii)

all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Participating Broker-Dealer Agreement substantially in the form of Exhibit A hereto (the “Participating Broker-Dealer Agreement”).

Shares may also be distributed through registered investment advisors pursuant to written agreements upon terms mutually agreed upon by the parties.

(b)

Subscription Documents. Each person desiring to purchase Shares through the Dealer Manager, or any other Participating Broker-Dealer, will be required to complete and execute the subscription documents described in the Prospectus.

(c)

Completed Sale. The Company will sell Shares using two closing services, including but not limited to The Depository Trust Company (“DTC”) closing (“DTC Settlement”) and the Direct Registration Service (“DRS Settlement”). The Company may also utilize Delivery Versus Payment (“DVP Settlement”), which is a type of DTC Settlement. A sale of a Share shall be deemed by the Company to be completed if and only if (i) the Company has received payment of the full purchase price of each purchased Share, from an investor who satisfies the minimum purchase requirements set forth in the Registration Statement as determined by the Participating Broker-Dealer, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and, if using DRS Settlement, a properly completed and executed Subscription Agreement, and (iii) the Company has instructed the issuance of purchased Shares. In addition, no sale of Shares shall be completed until after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or Dealer Manager Fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected.

The Company has the sole right to:

●         determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to Participating Broker-Dealers;

●         limit the total amount of the Shares sold by all Participating Broker-Dealers per closing;

●         limit the total amount of the Shares sold by any one Participating Broker-Dealer per closing;

●         limit the total number of the Shares sold by any one Participating Broker-Dealer; and

●         initiate, from time to time at its discretion, without warning, blackout periods where no closings or settlement may take place. If any orders are submitted during a blackout period, such orders will not be settled, no dividends will accrue and no commissions or fees will be paid until the applicable closing or settlement occurs after the end of the blackout period.

As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

In connection with DRS Settlement, when a Participating Broker-Dealer’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check were initially received by the Participating Broker-Dealer from the subscriber, the Participating Broker-Dealer shall transmit the properly completed Subscription Agreement and check to the Escrow Agent by the end of the next business day following receipt of the check and Subscription Agreement. When, pursuant to the Participating Broker-Dealer’s internal supervisory procedures, the Participating Broker-Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Participating Broker-Dealer shall transmit the check and properly completed Subscription Agreement to the Final Review Office by the end of the next business day following the Participating Broker-Dealer’s receipt of the Subscription Agreement and check. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to the Escrow Agent.

If any Subscription Agreement solicited by the Participating Broker-Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection.

Those persons who purchase Shares using DRS Settlement will be instructed by the Dealer Manager or the Participating Broker-Dealer to make their checks payable as provided in the Prospectus and Subscription Agreement for the Offering of the Shares of the Company. The Dealer Manager and any Participating Broker-Dealer receiving a check that does not conform to the instructions in the Prospectus and Subscription Agreement shall promptly return such check directly to such subscriber. Checks received by the Dealer Manager or Participating Broker-Dealer which conform to the instructions in the Prospectus and Subscription Agreement shall be transmitted for deposit pursuant to one of the methods described in this Section 3.

(d)	Dealer-Manager Compensation.

(i)

Subject to the discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), the Company agrees to pay the Dealer Manager selling commissions in the amount of seven percent (7.0%) of the aggregate gross offering proceeds from the Shares offered in the Offering. The Company may pay reduced selling commissions or may eliminate commissions on certain sales, including the reduction or elimination of selling commissions in accordance with, and on the terms set forth in, the “Plan of Distribution” section of the Prospectus. The Dealer Manager will re-allow all or any portion of the selling commissions, subject to federal and state securities laws, to the Participating Broker-Dealer who sold the Shares as described more fully in the Participating Broker-Dealer Agreement.

(ii)

Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), as compensation for acting as the dealer manager, the Company will pay the Dealer Manager, a dealer manager fee in the amount of three percent (3.0%) of the gross offering price from the Shares offered in the Offering (the “Dealer Manager Fee”).

The Dealer Manager may re-allow a portion of the Dealer Manager Fee, subject to federal and state securities laws, to the Participating Broker-Dealer who sold the Shares, as described more fully in the Participating Broker-Dealer Agreement.

(iii)

All selling commissions and Dealer Manager Fees payable to the Dealer Manager will be paid at least within ten (10) business days after the sale of the Shares. The Dealer Manager acknowledges that no commissions, payments or amount will be paid to the Dealer Manager unless and until the gross proceeds of the Shares sold are disbursed to the Company in accordance with the terms of the Escrow Agreement.

(iv)

In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Participating Broker-Dealers participating in the Offering, including, but not limited to, selling commissions, the Dealer Manager Fee and permissible forms of non-cash compensation, exceed ten percent (10.0%) of gross offering proceeds from the Offering in the aggregate.

(v)

Notwithstanding anything to the contrary contained herein, if the Company pays any selling commission to the Dealer Manager for sale by a Participating Broker-Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, then the Company shall decrease the next payment of selling commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in this Section 3(d), multiplied by the number of Shares as to which the subscription is rescinded. If no payment of selling commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, then the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within a reasonable period of time not to exceed 30 days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

(e)

Reasonable Bona Fide Due Diligence Expenses. The Company will authorize a collection of available information, as reasonably agreed to by the Company, regarding the Offering, which collection the Company may amend and supplement from time to time, to be delivered to the Dealer Manager to the Participating Broker-dealers (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event the Dealer Manager or a Participating Broker-Dealer (or its agent performing due diligence) requests additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Dealer Manager will reasonably cooperate with such Participating Broker-Dealer to accommodate such request; provided, however, any additionally provided information will be subject to the terms of a confidentiality agreement executed by the Dealer Manager and the Participating Broker-Dealer to the extent such additionally provided information is material non-public information as determined by the Company in its sole discretion.

In addition to any payments to the Dealer Manager pursuant to Section 3(d), the Company shall reimburse the Dealer Manager or any Participating Broker-Dealer for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Broker-Dealer to the extent permitted pursuant to FINRA rules, provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 3(e) which would cause the aggregate of all of the Company’s expenses described in Section 3(f) and compensation paid pursuant to Section 3(d) to exceed 15% of the gross proceeds from the Offering in the aggregate (the “15% cap”). Also, the Company shall only reimburse the Dealer Manager or any Participating Broker-Dealer for such approved bona fide due diligence expenses to the extent such expenses have actually been incurred and are supported by detailed and itemized invoice(s) provided to the Company.

(f)

Company Expenses. Subject to the limitations described above, the Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with:

(i)

the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment);

(ii)	the preparation, issuance and delivery of certificates, if any, for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares;

(iii)	all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors;

(iv)	the determination of the Shares eligibility for sale or an exemption under state law and the printing and furnishing of copies of blue sky surveys if any;

(v)	the filing fees in connection with filing for review by FINRA, if required, of all necessary documents and information relating to the Offering and the Shares;

(vi)	the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement;

(vii)

all costs and expenses incident to the travel and accommodation of officers of the Company, in making road show presentations and presentations to Participating Broker-Dealers and other broker-dealers and financial advisors with respect to the offering of the Shares; and

(viii)	the performance of the Company’s other obligations hereunder.

4.	Conditions to the Dealer Manager’s Obligations. The Dealer Manager’s obligations hereunder shall be subject to the following terms and conditions:

(a)

The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects and the Company shall have complied with its covenants, agreements and obligations contained in this Agreement in all material respects;

(b)

The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager.

(c)

The Registration Statement and the Prospectus, and any amendment or any supplement thereto, shall not contain any untrue statement of material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager as follows:

(a)

Securities Laws. The Company will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

(b)

Commission Orders. If the Commission shall issue any stop order or any other order preventing or suspending the use of the Prospectus, or shall institute any proceedings for that purpose, then the Company will promptly notify the Dealer Manager and use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to use its reasonable best efforts to obtain the removal thereof as promptly as possible.

(c)

Blue Sky Qualifications. In the event the Company reasonably determines that the Shares are not “covered securities” under applicable blue sky laws, the Company will use its reasonable best efforts to qualify the Shares for offering and sale under the state securities or blue sky laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such papers filed by the Company in connection with any such qualification. The Company will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its reasonable best efforts to prevent the issuance of any such order and if any such order is issued, to use its reasonable best efforts to obtain the removal thereof as promptly as possible.

(d)

Amendments and Supplements. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Securities Act, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Participating Broker-Dealers.

(e)

Requests from Commission. The Company will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator for amending the Registration Statement, supplementing the Prospectus or for additional information.

(f)	Copies of Prospectus. The Company will furnish the Dealer Manager with the Prospectus and all amendments and supplements thereto, as the Dealer Manager may reasonably request for sale of the Shares.

(g)

Qualification to Transact Business. The Company will take all steps reasonably necessary to ensure that at all times the Company will validly exist as a Delaware statutory trust and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(h)

Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for (i) the Company’s performance of this Agreement, or (ii) the conducting by the Company of the business described in the Prospectus, except for such consents, authorizations or orders which, if not obtained, do not result in and would not reasonably be expected to result in, individually or in the aggregate, a Company MAE.

(i)

Sales Literature. The Company will furnish to the Dealer Manager as promptly as practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use to the extent required by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company will not (and will instruct its affiliates not to): show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only,” institutional or otherwise bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; or show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(j)	Use of Proceeds. The Company will apply the proceeds from the sale of the Shares as set forth in the Prospectus.

(k)	Customer Information. The Dealer Manager and the Company shall, when applicable:

(i)

abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable regulations promulgated thereunder, (B) the privacy standards and requirements of any other applicable federal or state law, including but not limited to, the Fair Credit Reporting Act (“FCRA”), and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(ii)

refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law;

(iii)	except as expressly permitted under the FCRA, the Dealer Manager and the Company shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(iv)

determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Participating Broker-Dealers (the “List”) to identify customers that have exercised their opt-out rights.

If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

(l)

Certain Payments. Without the prior consent of the Dealer Manager, neither the Company nor any of its affiliates will make any payment (cash or non-cash) to any associated person or registered representative of the Dealer Manager.

6.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company as follows:

(a)

Compliance With Laws. With respect to the Dealer Manager’s participation and the participation by each Participating Broker-Dealer in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager agrees, and each Participating Broker-Dealer in its Participating Broker-Dealer Agreement will agree, to comply in all material respects with all applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the Offering including Regulation Best Interest, the sale of Shares and with all applicable state securities or blue sky laws, and the Rules of FINRA applicable to the Offering, from time to time in effect, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2231 (Customer Account Statements), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering) therein. The Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Participating Broker-Dealer Agreement that the Participating Broker-Dealer shall provide, to any prospective investor copies of any prescribed document which is part of the Registration Statement and any supplements thereto during the course of the Offering and prior to the sale. The Company may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Participating Broker-Dealers in connection with the solicitation of purchasers of the Shares. The Dealer Manager agrees not to deliver the Approved Sales Literature to any person prior to the date of this Agreement. If the Dealer Manager elects to use such Approved Sales Literature after the date of this Agreement, then the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Shares and that it will direct Participating Broker-Dealers not to make such use unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.

The Dealer Manager agrees that it will not use any Approved Sales Literature other than those provided to the Dealer Manager by the Company for use in the Offering. The use of any other sales material is expressly prohibited. The Dealer Manager will not, and each Participating Broker-Dealer in its Participating Broker-Dealer Agreement shall agree not to: show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only,” institutional or otherwise bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; or show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(b)

No Additional Information. In offering the Shares for sale, the Dealer Manager shall not, and each Participating Broker-Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature.

(c)

Sales of Shares. The Dealer Manager shall, and each Participating Broker-Dealer shall agree to, solicit purchases of the Shares only in the jurisdictions in which the Dealer Manager and such Participating Broker-Dealer are legally qualified to so act and in which the Dealer Manager and each Participating Broker-Dealer have been advised by the Company or counsel to the Company that such solicitations can be made.

(d)

Subscription Agreement. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions using DRS Settlement will be submitted by the Dealer Manager and each Participating Broker-Dealer to the Company only on the Subscription Agreement, a form of which has been filed with the Commission by the Company. The Dealer Manager understands and acknowledges, and each Participating Broker-Dealer shall acknowledge if using DRS Settlement, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

(e)

Suitability. The Dealer Manager will offer Shares, and in its agreement with each Participating Broker-Dealer will require that the Participating Broker-Dealer offer Shares, only to persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will not make offers to persons in the states in which it is advised in writing by the Company that the Shares are not qualified for sale. In offering Shares, the Dealer Manager will comply, and in its agreements with the Participating Broker-Dealers, the Dealer Manager will require that the Participating Broker-Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including applicable FINRA Rules.

The Dealer Manager agrees that in recommending the purchase of the Shares in the Offering to an investor, the Dealer Manager and each person associated with the Dealer Manager that makes such recommendation shall have, and each Participating Broker-Dealer in its Participating Broker-Dealer Agreement shall agree with respect to investors to whom it makes a recommendation that it shall have, reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the person associated with the Dealer Manager or the Participating Broker-Dealer that:

(i)

the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company;

(ii)	the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

(iii)	an investment in the Shares offered in the Offering is otherwise suitable for the investor.

The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering (and each Participating Broker-Dealer in its Participating Broker-Dealer Agreement shall agree, with respect to investors to whom it makes such recommendations) it will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance and other pertinent information. The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering (and each Participating Broker-Dealer in its Participating Broker-Dealer Agreement shall agree, with respect to Investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager (or the Participating Broker-Dealer, as applicable) documents disclosing the basis upon which the determination of suitability was reached as to each investor.

In making the determinations as to financial qualifications and as to suitability, the Dealer Manager and Participating Broker-Dealers may rely on (A) representations from investment advisers who are not affiliated with a Participating Broker-Dealer, and banks acting as trustees or fiduciaries, and (B) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Participating Broker-Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Participating Broker-Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(f)	Participating Broker-Dealer Agreements. All engagements of the Participating Broker-Dealers will be evidenced by a Participating Broker-Dealer Agreement.

(g)

Electronic Delivery and Electronic Signatures. If the Dealer Manager uses electronic delivery to distribute the Prospectus to any person or allows the use of electronic signatures, it will comply with all applicable requirements of the Commission, the blue sky laws and/or FINRA and any other laws or regulations related to the electronic delivery of documents and the use of electronic signatures.

(h)

AML Compliance. The Dealer Manager represents to the Company that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with Section 352 of the USA PATRIOT Act of 2001 (the “PATRIOT Act”) and FINRA Rule 3310, that complies with applicable anti-money laundering laws and regulations, including, but not limited to, the customer identification program requirements of Section 326 of the PATRIOT Act, and the suspicious activity reporting requirements of Section 356 of the PATRIOT Act, and the laws, regulations and Executive Orders administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (collectively, “AML/OFAC Laws”). The Dealer Manager hereby covenants to remain in compliance with the AML/OFAC Laws and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, its AML Program is compliant with the AML/OFAC Laws.

(i)

Customer Information. The Dealer Manager will use its best efforts to provide the Company with any and all subscriber information that the Company requests in order for the Company to satisfy its obligations under the AML/OFAC Laws and comply with the requirements under Section 5(k) above.

(j)

Recordkeeping. The Dealer Manager will comply, and will require each Participating Broker-Dealer to comply, with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act, and shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, such records with respect to each investor who purchases Shares, information used to determine that the investor meets the suitability standards imposed on the offer and sale of the Shares, the amount of Shares sold, and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

(k)

Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Broker-Dealers agree, to suspend or terminate the offering and sale of the Shares upon request of the Company at any time and to resume the offering and sale of the Shares upon subsequent request of the Company.

7.	Indemnification.

(a)

Indemnified Parties Defined. For the purposes of this Agreement, an “Indemnified Party” shall mean an entity entitled to indemnification under this Section 7, as well as such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such person or entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)

Indemnification of the Dealer Manager and Participating Broker-Dealers. The Company will indemnify, defend and hold harmless the Dealer Manager and the Participating Broker-Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Participating Broker-Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)

in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering;

(ii)

any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or

(iii)

the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment thereof or supplement thereto to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company will reimburse each Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the “Plan of Distribution” section of Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 7(b) is further limited to the extent that no such indemnification by the Company of the Dealer Manager, the Participating Broker-Dealers or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

(c)

Dealer Manager Indemnification of the Company. The Dealer Manager will indemnify, defend and hold harmless the Company and its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, expenses (including the legal and other expenses reasonably incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon:

(i)	in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager or any material breach of a covenant contained herein by the Dealer Manager;

(ii)

any untrue statement or any alleged untrue statement of a material fact contained (A) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment thereto or supplement thereof, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; or

(iii)

the omission or alleged omission to state a material fact required to be stated in the Registration Statement, or any post-effective amendment thereof, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment thereto or supplement thereof to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto;

(iv)	any use of sales literature, including “broker-dealer use only” materials, by the Dealer Manager that is not Approved Sales Literature; or

(v)

any untrue statement made by the Dealer Manager or its authorized registered representatives or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the Offering provided, however, this clause (v) shall not apply to any statements or omissions made in conformity with the Registration Statement, the Prospectus, any Approved Sales Literature or any other materials or information furnished by or on behalf of the Company.

The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

(d)

Participating Broker-Dealer Indemnification of the Company. By virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Broker-Dealer Agreement.

(e)

Action Against Parties; Notification. Promptly after receipt by any Indemnified Party under this Section 7 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for legal and other expenses reasonably incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(f)

Reimbursement of Fees and Expenses. An indemnifying party under this Section 7 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

(i)

In the case of the Company indemnifying the Dealer Manager, the advancement of funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (B) the legal action is initiated by a third party who is not a shareholder of the Company or the legal action is initiated by a shareholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(ii)

In any case of indemnification other than that described in Section 7(f)(i) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the Indemnifying Party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8.	Contribution.

(a)

If Indemnification is Unavailable. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:

(i)

in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, from the proceeds received in the Offering pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement; or

(ii)

if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)

Relative Benefits. The relative benefits received by the Company, the Dealer Manager and the Participating Broker-Dealers, respectively, in connection with the proceeds received in the Offering pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and dealer manager fees received by the Dealer Manager and the Participating Broker-Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Shares sold in the Offering as set forth on such cover.

(c)

Relative Fault. The relative fault of the Company, the Dealer Manager and the Participating Broker-Dealers, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by the Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)

Pro Rata is Unreasonable. The Company, the Dealer Manager and the Participating Broker-Dealers (by virtue of entering into the Participating Broker-Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e)

Limits. Notwithstanding the provisions of this Section 8, the Dealer Manager and the Participating Broker-Dealers, respectively, shall not be required to contribute any amount by which the aggregate dollar amount of selling commissions and Dealer Manager Fees received by the Dealer Manager or such Participating Broker-Dealer, respectively, exceeds the amount of any damages which the Dealer Manager and the Participating Broker-Dealers, respectively, have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f)

Fraudulent Misrepresentation. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g)

Benefits of Contribution. For the purposes of this Section 8, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company. The Participating Broker-Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Shares sold by each Participating Broker-Dealer in the Offering and not joint.

9.	Termination of this Agreement.

(a)

Term; Termination.  Unless sooner terminated pursuant to this Section 9(a) or by operation of law, this Agreement shall automatically terminate at the first occurrence of any of the following events: (i) the date that the Company accepts subscriptions for the amount of Shares offered in the Offering, (ii) the date of the dissolution or liquidation of the Company, or (iii) the date of the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten days from the date of such occurrence (and this Agreement shall be deemed to be suspended during revocation or suspension period). In addition, this Agreement may be terminated by the Company or the Dealer Manager upon ten calendar days’ written notice to the other party.

(b)	Delivery of Records Upon Termination. Upon the expiration or termination of this Agreement for any reason, the Dealer Manager shall:

(i)

promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Shares into the appropriate account designated by the Company for the deposit of investor funds;

(ii)

to the extent not previously provided to the Company, provide to the Company a list of all investors who have subscribed for or purchased Shares and all broker-dealers with whom the Dealer Manager has entered into a Participating Broker-Dealer Agreement;

(iii)	notify Participating Broker-Dealers of such termination; and

(iv)

promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, including copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing.

Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all (i) earned but unpaid compensation and (ii) reimbursement for all incurred, accountable expenses to which the Dealer Manager is or becomes entitled under Section 3(d) or Section 3(f), respectively, at such time as such compensation becomes payable.

10.	Miscellaneous

(a)

Survival. The following provisions of the Agreement shall survive the expiration or termination of this Agreement: Section 3(d) (Dealer-Manager Compensation); Section 3(e) (Reasonable Bona Fide Due Diligence Expenses); Section 6(h) (AML Compliance); Section 7 (Indemnification); Section 8 (Contribution); Section 9 (Termination of this Agreement) and this Section 10 (Miscellaneous). Notwithstanding anything else that may be to the contrary herein, the expiration or termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or termination. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Dealer Manager or person associated with the Dealer Manager shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances.

(b)	Notices. All notices or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered:

(i)	when delivered personally or by commercial messenger;

(ii)	one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; or

(iii)	when transmitted, if sent by email;

in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Legal Department, Real Estate

Email: legal@nexpoint.com

with a copy (which will not constitute notice) to:

Winston & Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, Texas 75201

Attention: Charles Haag and Justin Reinus

Email: chaag@winston.com; jreinus@winston.com

If to the Dealer Manager:

NexPoint Securities, Inc.

200 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Eric Holt

Email: eholt@nexpoint.com

with a copy (which will not constitute notice) to:

Kunzman & Bollinger, Inc.

5100 N. Brookline Avenue, Suite 600

Oklahoma City, Oklahoma 73112

Attention: Wallace W. Kunzman, Jr.

Email: wkunzman@kunzboll.net

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 10(b).

(c)

Successors and Assigns. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(d)

Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(e)	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws.

(f)

Waiver. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America located in Dallas County, Texas, for purposes of any suit, action or other proceeding arising from this Agreement and the Offering, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such related document may not be enforced in or by such courts. The parties hereto each hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

(g)

No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Participating Broker-Dealers as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Dealer Manager and Participating Broker-Dealers as brokers authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company liable for the obligations of any of the Participating Broker-Dealers or one another.

(h)

Third Party Beneficiaries. Except for the persons and entities referred to in Section 7 (Indemnification) and Section 8 (Contribution), there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Section 7 and Section 8, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Section 7 and Section 8 shall be a third-party beneficiary of this Agreement.

(i)

Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by written agreement of the Dealer Manager and the Company.

(j)

Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(k)

Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Participating Broker-Dealer regarding recordholder information about the clients of such Participating Broker-Dealer who have invested with the Company on an on-going basis for so long as such Participating Broker-Dealer has a relationship with such clients. The Dealer Manager shall require in the Participating Broker-Dealer Agreement that Participating Broker-Dealers not disclose any password for a restricted website or portion of website provided to such Participating Broker-Dealer in connection with the Offering and not disclose to any person, other than an officer, director, employee or agent of such Participating Broker-Dealers, any material downloaded from such a restricted website or portion of a restricted website.

(l)

Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Dealer Manager Agreement as of the day and year set forth above.

THE COMPANY:
NEXPOINT DIVERSIFIED REAL ESTATE TRUST
	By:	/s/ Matt McGraner
		Name:	Matt McGraner
		Title:	Authorized Signatory

Accepted as of the date first above written:
THE DEALER MANAGER:
NEXPOINT SECURITIES, INC.
	By:	/s/ Dustin Norris
		Name: Title:	Dustin Norris President

[Signature Page to Dealer Manager Agreement]

SCHEDULE 1

REGISTRATION STATEMENT

1.	Registration Statement on Form S-3, File No. 333-280954